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                                REWARDING RESULTS

[GRAPHIC]

                           The Leadership Results Plan

        AN OVERVIEW OF YOUR PERFORMANCE-BASED INCENTIVE COMPENSATION PLAN



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LEADING THE WAY

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At UnitedHealth Group, we are dedicated to helping facilitate the exchange of high quality health and well-being services by providing products and services that offer value. As a leader, your individual performance affects the success and continued growth of UnitedHealth Group and its businesses. To recognize the contributions and commitment of our key people, we reward outstanding performance through the Leadership Results Plan, our incentive compensation plan.

The Leadership Results Plan supports our organizational structure by linking incentive awards to the performance of each business segment or Corporate and Enterprise Services unit and to your individual performance. In addition, the Leadership Results Plan supports our overall incentive program framework for all EMPLOYEES-REWARDING RESULTS-WHICH offers a competitive approach to total compensation and the potential for significant incentive pools. The REWARDING RESULTS incentive program reflects our values and how we operate as a business-aligning with our commitment to integrity and our Principles of Integrity and Compliance (formerly known as the Code of Conduct).

Incentive program funding for the Leadership Results Plan is determined by the performance of each business segment and Corporate and Enterprise Services unit. This incentive funding is enhanced or decreased by the aggregate Key Goal accomplishments-in other words, it focuses on HOW we get the job done as part of the end financial result.

While our company is regarded as an industry leader, we have yet to realize our full potential. I am confident, however, that we have the talent, services and most importantly, the leadership in place to move us forward. Your leadership clearly affects how we create value for our stakeholders and our customers. As a result, it affects your total compensation.

This brochure describes the Leadership Results Plan in more detail. Specific information about the Key Goals and financial measures for your business segment or Corporate and Enterprise Services unit will be published and forwarded to you by your senior leadership team. Your support of REWARDING RESULTS is important-and critical to driving our performance-so I encourage you to review this information carefully.

I value your continued commitment and loyalty to UnitedHealth Group and its businesses. Together, we can reach our full potential and achieve great success.

Sincerely,


/s/ William W. McGuire
WILLIAM W. MCGUIRE, M.D.
CHAIRMAN AND CHIEF EXECUTIVE OFFICER


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THE LEADERSHIP RESULTS PLAN:
HOW RESULTS BECOME REWARDS
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Our Leadership Results Plan is driven by the financial and Key Goal performance of each business segment and Corporate and Enterprise Services unit as well as the contribution of each leader. Generally, if you are in salary grade 29 or above, you are eligible for the Leadership Results Plan.

HOW IT WORKS
Each business segment and Corporate and Enterprise Services unit has a pool of incentive dollars based on eligible employees' base earnings, targets and financial performance.

- Your individual range of opportunity for an incentive award is based on your salary, grade level, overall level of responsibility within the organization and the market. This range is expressed as a percentage of your base earnings.

-    Your actual incentive award is based on your individual performance.

HOW INCENTIVE POOLS AND AWARDS ARE DETERMINED
Here are the performance measures that are used to determine incentive pools and incentive awards:

- Your business segment's or Corporate and Enterprise Services unit's performance;

- Overall UnitedHealth Group performance, including Corporate earnings per share (for members of the Executive Leadership Team only); and

- Your individual performance as compared to the goals and objectives established during the internal business planning process.

This blend of performance measurements helps ensure that UnitedHealth Group and its businesses are working together toward common goals and allows us the greatest opportunities for success.

Keep in mind, our internal targeted goals and measures always exceed the externally anticipated results held by the investment community.

[SIDEBAR]

INCENTIVE POOLS

Incentive pools for 2000 will be closely aligned with the internal operating income results of the business segments to reflect the operational alignment of the organization. The Coporate and Enterprise Services unit will be aligned with company-wide performance, including Corporate earnings per share.


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BUSINESS SEGMENT AND CORPORATE AND ENTERPRISE SERVICES' PERFORMANCE
Funding for the Leadership Results Plan is based on the performance of your business segment or Corporate and Enterprise Services unit as follows:

- The financial measure for business segments is internal operating income, or IOI (see below for definition);

          MORE ABOUT INTERNAL OPERATING INCOME (IOI)
          Each business segment is held accountable for achieving (and exceeding) internal operating income (IOI) goals. The year-end IOI results is a significant measure for establishing incentive levels under the REWARDING RESULTS program.

          IOI includes revenues, directly incurred expenditures, negotiated charges from other operating segments for services received (e.g., claims processing support and IT usage) and amortization and depreciation related to the segment's capital investments.

          IOI excludes investment income, interest expense and Corporate allocations. However, IOI is a migratory concept and as our financial accounting segmentation processes progress, it is likely that certain, if not all, of these items will eventually be moved within the business segment accountability calculation in future years. This means that how we define IOI may change over time.

- The financial measure for Corporate and Enterprise Services is Company-wide performance, including Corporate earnings per share;

- If we achieve a specific operating income threshold (earnings per share for Corporate and Enterprise Services), 50 percent of payout target will be funded. This funding for incentive pools may reach as much as 125 percent of payout target. Opportunities for funding beyond 125 percent exist only at the discretion of the Office of the Chairman and Board; and

- Key Goal performance is measured by how well your business segment or Corporate and Enterprise Services unit achieves strategic initiatives specific to your business (such as the following items which will be shared by all business segments: receivables management, salary increases and headcount management, non-payroll costs reduction targets, capital expenditure management, business and risk management, and operational quality and Human Capital metrics). The funding for incentive awards (as determined by financial measures) may be enhanced or decreased up to 30 percent based on the Office of the Chair interpretation in aggregate of Key Goal accomplishments.

The strategic and financial initiatives for your business segment or Corporate and Enterprise Services unit are determined jointly by senior leaders and the Office of the Chairman.

INDIVIDUAL PERFORMANCE
Your individual performance and accomplishment of individual goals and objectives are also considered in determining the actual amount of your incentive award.

UNITEDHEALTH GROUP PERFORMANCE
If you are a member of the Executive Leadership Team, your incentive award may be adjusted by up to 50 percent based on Company-wide performance, including corporate earnings per share, as determined by the Office of the Chairman.


[SIDEBAR]

TIMING OF INCENTIVE AWARDS
Incentive awards generally are paid during the first quarter following the close of the Corporate and Enterprise Services unit and business segment books for the fiscal year.

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INCENTIVE OPPORTUNITY
Incentive awards are an important part of your total compensation package. Each participant has a target and a range of opportunity (expressed in percentages) for receiving an incentive award. This range is determined by your grade, salary, overall level of responsibility within the organization, and market competitiveness. Your individual award could range from 0 to 200% of your target.

The diagram below provides an example of how the Leadership Results Plan for a business segment might be funded based on your segment's internal operating income results. For this example, let's assume an IOI of $200 million. The Corporate and Enterprise Services unit will use Company-wide performance including Corporate earnings per share, and will operate similarly to the IOI diagram illustrated below.

[CHART]

OPPORTUNITY EXAMPLE
In the example below, assume the IOI goal of $200 million is met and Key Goal accomplishments, as assessed by the Office of the Chairman of the Board, result in an additional 10 percent. (Remember, evaluation of Key Goals may impact total funding by +/- 30 percent.)

Result of IOI Funding              100%

ASSESSMENT OF KEY GOALS             10%
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TOTAL INCENTIVE PLAN FUNDING       110%


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LEADERSHIP RESULTS PLAN GUIDELINES



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HOW INCENTIVE AWARDS AFFECT BENEFIT PLAN CONTRIBUTIONS

Leadership Results Plan incentive awards are considered compensation under the Employee Stock Ownership Plan and 401(k) Savings Plan unless you are eligible for the Executive Savings Plans (ESPs). Due to the IRS limits imposed on the 401(k) Savings Plan and ESOP, employees eligible for the ESPs may only contribute their incentive awards to the ESPs rather than the 401(k) Savings Plan. See your EXECUTIVE SAVINGS PLAN ENROLLMENT BROCHURE for more information.

Following are specific guidelines for the Leadership Results Plan.

ELIGIBILITY
Generally, regular employees grade 29 and above are eligible for the Leadership Results Plan. At this level, positions are directly accountable for achieving key Corporate and Enterprise Services' or business segment results (generally to manage staff) and determine and manage financial resources and budgets. Certain positions are not eligible for the Leadership Results Plan due to participation in other incentive plans, even if they meet the eligibility criteria.

PAYMENTS
Payment of year-end incentive awards will be made on regularly scheduled bi-weekly paychecks. All payments will be taxed at the current flat supplemental federal rate of 28 percent plus applicable state, local and Social Security taxes. Incentive checks or pay advices (if you are enrolled in direct deposit) are generally paid in first quarter following the plan year.

NEW HIRES AND PROMOTIONS

- New hires are eligible for the plan for the current year, depending upon their date of hire. New hires and promotions to salary grade 29 or above IN THE FOURTH QUARTER of a plan year are eligible for the Leadership Results Plan in the following year but are not eligible to participate in the plan for the current year. However, employees who were eligible for the Performance Results Plan or Business Results Plan prior to their promotion in the fourth quarter are eligible for a year-end award under these plans. This award will be considered by the management staff in the division in which you are employed as of December 31 of the plan year.

- If you are promoted to salary grade 29 or above during the year BEFORE THE FOURTH QUARTER, you will be eligible for the Leadership Results Plan at that time. The incentive funding will be based on a 5 percent target for the time you participated in the Performance Results Plan or Business Results Plan and your new target under the Leadership Results Plan for the remainder of the year. If you participated in a Sales Incentive Plan prior to your promotion, the incentive funding will be based solely on your Leadership Results Plan target from the date of promotion forward.

- Participants eligible for a full- or partial-year Leadership Results Plan incentive award are not eligible for an award under the Performance Results Plan or Business Results Plan.

- If you have multiple targets during the year, the incentive funding would be based on a combination of both your existing and new incentive targets. The targets are weighted according to the time you held each position.


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LEAVES OF ABSENCE

- If you are on a leave of absence during the performance measurement period, any pay received during the leave (e.g., short-term disability) will not be included in your eligible base earnings for purposes of funding the incentive pool.

- If you are on a leave of absence and are scheduled to receive an incentive award, you will receive that award in a regularly scheduled paycheck shortly after your return to work. EMPLOYEES WHO DO NOT RETURN TO WORK FROM LEAVE ARE NOT ELIGIBLE TO RECEIVE AN INCENTIVE AWARD.

TRANSFERS
If a participant transfers during the year from a position that is eligible for the Leadership Results Plan to a non-eligible position (e.g., sales), he or she will not be eligible for a partial Leadership Results Plan incentive award. EMPLOYEES MUST BE CLASSIFIED AS ELIGIBLE AT YEAR-END TO RECEIVE A LEADERSHIP RESULTS PLAN AWARD.

TEMPORARY STATUS
If a participant is reclassified to temporary status, he or she is eligible for an incentive award under the Leadership Results Plan award in the current year if the reclassification occurs AFTER year-end.

REHIRES

- Incentive funding for rehired employees will be based on eligible base earnings from the employee's date of rehire. Earnings from service prior to their rehire date will not be considered. This does not apply to rehired employees who were previously laid off during the plan year.

- If you are rehired during the fourth quarter, you are not eligible to participate in the Leadership Results Plan. This does not apply to rehired employees who were previously laid off during the plan year.

TERMINATION AND DISCIPLINARY ACTION
To be eligible for an incentive award, you must be an active employee at the time such payments are made (the check date). Employees who terminate employment prior to the date incentive awards are paid out are not eligible for any awards. Employees who have been on formal written disciplinary action anytime during the performance year, including time of payout, are not generally eligible for payment.

[SIDEBAR]

HOW INCENTIVE AWARDS AFFECT BENEFIT PLAN CONTRIBUTIONS

Leadership Results Plan incentive awards are considered compensation under the Employee Stock Ownership Plan and 401(k) Savings Plan unless you are eligible for the Executive Savings Plans (ESPs). Due to the IRS limits imposed on the 401(k) Savings Plan and ESOP, employees eligible for the ESPs may only contribute their incentive awards to the ESPs rather than the 401(k) Savings Plan. See your EXECUTIVE SAVINGS PLAN ENROLLMENT BROCHURE for more information.

Incentive payments are included in benefits compensation for employees enrolled in the health and well-being benefit plans.

However, incentive awards are not eligible as contributions to the Employee Stock Purchase Plan.


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TO SUM IT UP





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As a leader within your business segment or Corporate and Enterprise Services, you directly influence business performance in a variety of ways--both through your own actions and decisions and through leadership you provide to others.

REWARDING RESULTS illustrates our strong commitment to rewarding your high performance. The Leadership Results Plan supports our organizational structure by giving business segments control over setting targets, funding and distributing incentive payments. And the plan offers you the opportunity to earn incentive pay in addition to competitive base salary.

If you have questions after reading this material, contact your senior business leader, your manager, or your Human Resources Generalist.







THERE IS NO GUARANTEE THAT ANY INCENTIVE PLAN PAYOUTS WILL BE MADE. UNITEDHEALTH GROUP HAS THE EXCLUSIVE AND BINDING DISCRETION TO AMEND, TERMINATE OR INTERPRET THE TERMS OR CONDITIONS OF THE INCENTIVE PLANS AT ANY TIME AND WITHOUT NOTICE. CHANGES OR EXCEPTIONS TO THIS PLAN MUST BE MADE IN WRITING BY THE SENIOR VICE PRESIDENT OF HUMAN RESOURCES OR THE CHIEF EXECUTIVE OFFICER OF THE COMPANY. UNITEDHEALTH GROUP ALSO HAS THE DISCRETION TO UNILATERALLY MAKE BOTH LEGAL AND FACTUAL DETERMINATIONS REGARDING THE PLAN. THE INCENTIVE PLANS ARE NOT AND SHALL NOT BE DEEMED TO BE AN ENFORCEABLE CONTRACT OR AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT.

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